May 10, 2002




Gabelli Utility Trust
One Corporate Center
Rye, New York 10580-1435

                     Re:    Gabelli Utility Trust Registration Statement on
                            Form N-2

Ladies and Gentlemen:

                  We have acted as special counsel to Gabelli Utility Trust, a business trust formed under the Delaware Business Trust Act (the "Trust"), in connection with the issuance by the Trust of up to 3,770,000 shares of the Trust's common shares (the "Common Shares") of beneficial interest, par value $0.001 per share, pursuant to the exercise of rights (the "Rights") to purchase Common Shares to be distributed to the shareholders of the Trust (the "Offer") in accordance with the Trust's Registration Statement on Form N-2 under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

                  This opinion is being furnished in accordance with the requirements of Item 24 of the Form N-2 Registration Statement under the 1933 Act, and the 1940 Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the 1940 Act, on Form N- 8A, dated February 26, 1999, as filed with the Securities and Exchange Commission (the "Commission") on February 26, 1999, (ii) the Registration Statement of the Trust on Form N-2 (File Nos. 333-84754 and 811-09243), as filed with the Commis sion on March 22, 2002, and as amended by Pre-Effective Amendment No. 1 filed herewith on May 10, 2002 (such Registration Statement, as so amended being hereinafter referred to as the "Registration Statement"); (ii) a specimen certificate representing the Common Shares; (iii) the Certificate of Trust and Agreement and Declaration of Trust of the Trust, as currently in effect; (iv) the By-Laws of the Trust, as currently in effect; (v) certain resolutions of the Board of Trustees of the Trust relating to the issuance and sale of the Common Shares and related matters; and (vi) certain resolutions of the Pricing Committee of the Board of Trustees approving the purchase price for the Common Shares. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinions set forth below, we have assumed that the share certificates representing the Shares will conform to the specimen examined by us and will have been manually signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

                  Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the Delaware Business Trust Act.

                  Based upon and subject to the foregoing, we are of the opinion that (i) the Common Shares to be issued upon exercise of the Rights have been duly autho rized and (ii) when the Registration Statement becomes effective the Common Shares as to which Rights have been exercised have been sold, issued and paid for as contemplated by the Registration Statement and the certificates representing such Common Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar, the Common Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the 1933 Act or the rules and regula tions of the Commission.

                                            Very truly yours,